[fund logo]
NUMBER (certificate number)
SHARES (number of shares)
CUSIP (cusip number)
CLASS (class of shares)
THE AMERICAN FUNDS TAX-EXEMPT SERIES II
THE TAX-EXEMPT FUND OF CALIFORNIA
A MASSACHUSETTS BUSINESS TRUST
This Certifies that (shareholder name and address) is the owner of (number of shares) fully paid Shares of Beneficial Interest, of the Class and number indicated above, of The American Funds Tax-Exempt Series I, The Tax-Exempt Fund of California, without par value, transferable on the books of the Trust by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. (See reverse for certain abbreviations.) Witness, the facsimile signatures of duly authorized officers of the Trust.
Dated: (date issued)
S/Julie F. Williams
Secretary
S/Abner D. Goldstine
President
Countersigned
AMERICAN FUNDS SERVICE COMPANY
TRANSFER AGENT
BY ___________________
AUTHORIZED SIGNATURE
 THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS AND SERIES INSOFAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OR TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF CLASSES AND SERIES OF SHARES OF THE ISSUER. IF YOU WOULD LIKE A COPY OF THE FULL STATEMENT, PLEASE WRITE TO THE SECRETARY OF THE ISSUER OR ITS TRANSFER AGENT.

 CLASS B AND SERIES B SHARES REDEEMED WITHIN SIX YEARS OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES CHARGE OF UP TO 5%. IN ADDITION, DURING THE MONTH FOLLOWING THE 96-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH SUCH SHARES ARE PURCHASED, CLASS B AND SERIES B SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO CLASS A SHARES (OR COMMON SHARES) ON THE BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE. THE ISSUER MAY SUSPEND SUCH CONVERSION IN CERTAIN LIMITED CIRCUMSTANCES, IN WHICH CASE AN EXCHANGE PRIVILEGE WILL APPLY. THE ISSUER MAY REQUIRE TENDER OF THIS CERTIFICATE PRIOR TO ANY CONVERSION OR EXCHANGE. IF SUCH TENDER IS NOT REQUIRED, THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE AFTER SUCH CONVERSION OR EXCHANGE WILL BE DIFFERENT THAN THE NUMBER INDICATED ON THE FACE OF THIS CERTIFICATE. SHAREHOLDERS MAY RETURN THIS CERTIFICATE AFTER ANY CONVERSION OR EXCHANGE AND OBTAIN A NEW CERTIFICATE (OR CERTIFICATES) REPRESENTING THE ACTUAL NUMBER AND TYPE OF SHARES OWNED.

 NOTE: SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED WITHOUT THE CONSENT OR APPROVAL OF THE SHAREHOLDER FOR THE THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS OF RECORD SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN THE MINIMUM INITIAL INVESTMENT AMOUNT.
                          EXPLANATION OF ABBREVIATIONS
The following abbreviations, when used in the registration on the face of this certificate, shall have the meanings assigned below:

ADM         __    Administratrix   FBO         __    For the benefit of   TTEE         __    Trustee

                  Administrator   GDN         __    Guardian           U/A          __    Under agreement

COM PROP    __    Community property   JT TEN      __    Joint tenants with right of   UGMA/(State)   __    Uniform Gift to Minors
Act in

CUST        __    Custodian                         survivorship                          effect in the state indicated

DTD         __    Dated           LIFE TEN    __    Life tenant        UTMA/(State)   __    Uniform Transfers to Minors Act

EST         __    Estate          (State)/TOD   __    Uniform Transfer on Death                      in effect in the state
indicated

                  Of the estate of                     Act in effect in the state   U/W          __    Last will and testament

ET AL       __    And others                        indicated                             Under last will and testament of

EXEC        __    Executor        TR          __    Trust                                 Under the will of

                  Executrix       TEN COM     __    Tenants in common

                                  TEN ENT     __    Tenants by the entireties

Note: Abbreviations refer where appropriate to the isngular or plural, male or female.  Other abbreviations may also be used, including U.S. Postal Service two-letter state abbreviations.



REQUIREMENTS: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME(S) WRITTEN ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR," SUCH AS A BANK, SAVINGS ASSOCIATION OR CREDIT UNION THAT IS FEDERALLY INSURED OR A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. A NOTARY PUBLIC IS NOT AN ACCEPTABLE GUARANTOR.
        FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL, ASSIGN, AND TRANSFER
                                     SHARES OF THE ISSUER REPRESENTED BY THIS
CERTIFICATE TO:
______________________________________________________________________________
____________________________________________________
   (PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)
AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________________________________ ATTORNEY TO TRANSFER
THESE SHARES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF SUBSTITUTION._________________________________________________________________
__________________________ _______________________________
                 Signature of owner                   Date
______________________________________________________________________________
_____________ _______________________________                      Signature of
co-owner, if any                   Date
IMPORTANT: BEFORE SIGNING, PLEASE READ AND COMPLY WITH THE REQUIREMENTS PRINTED ABOVE.
SIGNATURE(S) GUARANTEED BY:
_______________________________________________________________________